AGREEMENT

                                     and

                            PLAN OF REORGANIZATION

                                     for

                     BAIRD CAPITAL DEVELOPMENT FUND, INC.

                              TABLE OF CONTENTS


ARTICLE I
DEFINITIONS...................................................  2

     Section 1.1.   Definitions...............................  2

ARTICLE II
TRANSFER OF ASSETS............................................  5

     Section 2.1.   Reorganization of Baird Capital Development 5
     Section 2.2.   Computation of Net Asset Value............  5
     Section 2.3.   Excluded Assets...........................  6
     Section 2.4.   Valuation Date............................  6
     Section 2.5.   Delivery..................................  7
     Section 2.6.   Dissolution...............................  7
     Section 2.7.   Issuance of AIM Equity Shares.............  7
     Section 2.8.   Investment Securities.....................  8

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BAIRD CAPITAL DEVELOPMENT...  9

     Section 3.1.   Incorporation: Qualification and
                    Corporate Authority.......................  9
     Section 3.2.   Registration and Regulation of Baird Capital
                    Development...............................  9
     Section 3.3.   Financial Statements......................  9
     Section 3.4.   No Material Adverse Changes;
                    Contingent Liabilities.................... 10
     Section 3.5.   BCD Shares; Liabilities................... 10
     Section 3.6.   Accountants............................... 11
     Section 3.7.   Binding Obligation........................ 11
     Section 3.8.   No Breaches or Defaults................... 11
     Section 3.9.   Authorizations or Consents................ 12
     Section 3.10.  Permits................................... 12
     Section 3.11.  No Actions, Suits or Proceedings.......... 12
     Section 3.12.  Contracts................................. 13
     Section 3.13.  Properties and Assets..................... 13
     Section 3.14.  Ineligible Persons........................ 13
     Section 3.15.  Rule 17e-1................................ 14
     Section 3.16.  Taxes..................................... 14
     Section 3.17.  Benefit and Employment Obligations........ 15
     Section 3.18.  Brokers................................... 15
     Section 3.19.  Voting Requirements; Dissenter's Rights... 15
     Section 3.20.  State Takeover Statutes................... 15
     Section 3.21.  Books and Records......................... 15
     Section 3.22.  Prospectus................................ 16

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF AIM EQUITY.................. 16

     Section 4.1.   Incorporation: Qualification and
                    Corporate Authority....................... 16
     Section 4.2.   Binding Obligation........................ 16
     Section 4.3.   No Breaches or Defaults................... 16
     Section 4.4.   Authorizations or Consents................ 17
     Section 4.5.   Permits................................... 17
     Section 4.6.   No Actions, Suits or Proceedings.......... 17
     Section 4.7.   Ineligible Persons........................ 18
     Section 4.8.   Brokers................................... 18
     Section 4.9.   Registration and Regulation............... 18
     Section 4.10.  Registration of Portfolio Shares.......... 19
     Section 4.11.  Representations Concerning
                    the Reorganization........................ 19
     Section 4.12.  Prospectus................................ 20

ARTICLE V
COVENANTS..................................................... 20

     Section 5.1.   Conduct of Business....................... 20
     Section 5.2.   Confidentiality and Announcements......... 22
     Section 5.3.   Expenses.................................. 24
     Section 5.4.   Further Assurances........................ 24
     Section 5.5.   Notice of Events.......................... 24
     Section 5.6.   Access to Information..................... 25
     Section 5.7.   Consents, Approvals and Filings........... 25
     Section 5.8.   Submission of Agreement to Shareholders... 25
     Section 5.9.   Acquisition Proposals..................... 26
     Section 5.10.  Fiduciary Duties.......................... 26
     Section 5.11.  Section 15(f) of the 1940 Act............. 27

ARTICLE VI
CONDITIONS PRECEDENT TO THE REORGANIZATION.................... 28

     Section 6.1.   Conditions Precedent of AIM Equity........ 28
     Section 6.2.   Mutual Conditions......................... 28
     Section 6.3.   Conditions Precedent of
                    Baird Capital Development................. 31

ARTICLE VII
TERMINATION OF AGREEMENT...................................... 32

     Section 7.1.   Termination............................... 32
     Section 7.2.   Survival After Termination................ 33

ARTICLE VIII
MISCELLANEOUS................................................. 33

     Section 8.1.   Nonsurvival of Representations
                    and Warranties............................ 33
     Section 8.2.   Law Governing............................. 33
     Section 8.3.   Binding Effect, Persons Benefiting,
                    No Assignment............................. 34
     Section 8.4.   Obligation of AIM Equity Portfolio........ 34
     Section 8.5.   Amendments................................ 34
     Section 8.6.   Enforcement............................... 34
     Section 8.7.   Interpretation............................ 34
     Section 8.8.   Counterparts.............................. 35
     Section 8.9.   Entire Agreement; Schedules............... 35
     Section 8.10.  Notices................................... 35


     Schedule 3.12(a)  - Contracts
     Schedule 6.1(d)   - Opinion of Counsel to Baird Capital Development
     Schedule 6.2(g)   - Tax Opinions
     Schedule 6.3(d)   - Opinion of Counsel to AIM Equity

                     AGREEMENT AND PLAN OF REORGANIZATION

            AGREEMENT AND PLAN OF REORGANIZATION, dated as of December 20, 1995 (this "Agreement"), by and between Baird Capital Development Fund, Inc., a Wisconsin corporation ("Baird Capital Development"), and AIM Equity Funds, Inc., a Maryland corporation ("AIM Equity"), acting on behalf of AIM Capital Development Fund (the "Portfolio").

                                  WITNESSETH

            WHEREAS, Baird Capital Development is an investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act (as defined below); and

            WHEREAS, AIM Equity is an investment company registered with the SEC under the Investment Company Act that offers separate classes of its shares representing interests in several investment portfolios for sale to the public; and

            WHEREAS, Baird Capital Development owns securities in which the Portfolio is permitted to invest; and

            WHEREAS, Baird Capital Development desires to provide for its reorganization through the transfer of substantially all of its assets to the Portfolio in exchange for shares of the Portfolio issued in the manner set forth in this Agreement; and

            WHEREAS, this Agreement is intended to be and is adopted as a Plan of Reorganization and Liquidation within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings of AIM Equity and Baird Capital Development contained in this Agreement, AIM Equity and Baird Capital Development agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

          Section 1.1.   Definitions.  (a) For all purposes in this Agreement,
                         -----------
the following terms shall have the respective meanings set forth in this Section
                                                                         -------
1.1 (such definitions to be equally applicable to both the singular and plural
---
forms of the terms herein defined):

          "Acquisition Proposal" means, except for the transactions contemplated hereby, any proposal with respect to a merger, reorganization, consolidation, share exchange or similar transaction involving Baird Capital Development, or any purchase of all or any significant portion of the assets of Baird Capital Development, or any equity interest in Baird Capital Development.

          "AEF Registration Statement" means the registration statement on Form N-1A of AIM Equity, as amended, Registration No. 2-25469/811-1424, that is applicable to the Portfolio.

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

          "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

          "Agreement" means this Agreement and Plan of Reorganization together with all schedules and exhibits attached hereto and all amendments hereto and thereof.

          "AIM Equity" means AIM Equity Funds, Inc., a Maryland corporation.

          "Baird Capital Development" means Baird Capital Development Fund, Inc., a Wisconsin corporation.

          "BCD Financial Statements" shall have the meaning set forth in Section
                                                                         -------
3.3 of this Agreement.
---

          "BCD Shareholders" means the holders of record as of the Closing Date of the issued and outstanding shares of the capital stock of Baird Capital Development.

          "BCD Shareholders Meeting" means a meeting of the shareholders of Baird Capital Development convened in accordance with applicable law and the articles of incorporation of Baird Capital Development to consider and vote upon the approval of this Agreement and the transactions contemplated by this Agreement.

          "BCD Shares" means the issued and outstanding shares of the capital stock of Baird Capital Development.

          "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by Baird Capital Development, or otherwise providing benefits to any current or former employee, officer or director of Baird Capital Development.

          "Closing" means the transfer of the assets of Baird Capital Development against the delivery of Portfolio Shares directly to the shareholders of Baird Capital Development as described in Section 2.1 of this
                                                          -----------
Agreement.

          "Closing Date" means March 29, 1996, or such other date as the parties may mutually determine.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Confidential Information" shall have the meaning set forth in Section
                                                                         -------
5.2(a) of this Agreement.
------

          "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of the Portfolio.

          "Effective Time" shall mean 2:00 p.m. Central Time on the Closing
Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and all rules and regulations adopted by the SEC pursuant thereto.

          "Excluded Assets" shall have the meaning set forth in Section 2.3 of
                                                                -----------
this Agreement.

          "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the National Association of Securities Dealers, Inc., the Commodities and Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted by the SEC pursuant thereto.

          "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

          "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Portfolio" means AIM Capital Development Fund, an investment portfolio of AIM Equity.

          "Portfolio Shares" means shares of common stock of AIM Equity, par value $.001, each representing an interest in the Portfolio.

          "Reorganization" means the acquisition of certain of the assets of Baird Capital Development by the Portfolio in consideration of the issuance of Portfolio Shares directly to BCD Shareholders as described in this Agreement.

          "Required BCD Shareholder Vote" shall have the meaning set forth in
Section 3.19 of this Agreement.
------------

          "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted by the SEC pursuant thereto.

          "Tax" means any tax or similar governmental charge, impost or levy (including, without limitation, income taxes (including, without limitation, alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "Valuation Date" shall have the meaning set forth in Section 2.4 of
                                                               -----------
this Agreement.

                                  ARTICLE II
                              TRANSFER OF ASSETS

            Section 2.1.      Reorganization of Baird Capital Development.  At
                              -------------------------------------------
the Effective Time, all of the assets of Baird Capital Development, except the Excluded Assets, shall be delivered to the Custodian for the account of the Portfolio in exchange for, and against delivery by AIM Equity directly to the BCD Shareholders at the opening of business on the Closing Date of a number of Portfolio Shares (including, if applicable, fractional shares rounded to the nearest thousandth) having an aggregate net asset value equal to the net value of the assets of Baird Capital Development so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon
                                                      -----------
delivery of such assets, the Portfolio will receive good and marketable title to such assets free and clear of all Liens.

            Section 2.2.      Computation of Net Asset Value.
                              ------------------------------

          (a) The net asset value of the Portfolio Shares and the net value of the assets of Baird Capital Development subject to this Agreement shall, in each case, be determined as of the close of business on the NYSE on the Valuation Date.

          (b) The net asset value of the Portfolio Shares shall be computed in the manner set forth in accordance with the policies and procedures of the Portfolio as described in the AEF Registration Statement.

          (c) The net value of the assets of Baird Capital Development subject to this Agreement shall be computed by AIM Equity and shall be subject to adjustment by the amount, if any, agreed to by Baird Capital Development and AIM Equity. In determining the value of the securities transferred by Baird Capital Development to the Portfolio, each security shall be priced in accordance with the policies and procedures of the Portfolio as described in the AEF Registration Statement. For such purposes, market quotes and the security characteristics relating to establishing such quotes shall be determined by AIM Equity, with the approval of Baird Capital Development. Securities for which market quotes are not available shall be valued as mutually agreed by AIM Equity and Baird Capital Development, provided that such value is consistent with the pricing procedures adopted by AIM Equity. All computations shall be made by AIM Equity in cooperation with the auditors of AIM Equity and the auditors of Baird Capital Development, who will apply certain procedures agreed to by AIM Equity and Baird Capital Development to test such computations.

            Section 2.3.      Excluded Assets.  There shall be deducted from the
                              ---------------
assets of Baird Capital Development described in Section 2.1 all organizational
                                                 -----------
expenses, any prepaid expenses that would not have value to the Portfolio and cash in an amount estimated by Baird Capital Development to be sufficient to pay all the liabilities of Baird Capital Development, including, without limitation,
(I) amounts owed or to be owed to any BCD Shareholder, including declared but unpaid dividends, (ii) accounts payable, taxes and other accrued and unpaid expenses, if any, incurred in the normal operation of its business up to and including the Closing Date and (iii) the costs and expenses incurred by Baird Capital Development in making and carrying out the transactions contemplated by this Agreement.

            Section 2.4.      Valuation Date.  The assets of Baird Capital
                              --------------
Development and the net asset value per share of the Portfolio Shares shall be valued as of the close of business on the NYSE on the business day next preceding the Closing Date (the "Valuation Date"). The stock transfer books of Baird Capital Development will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Baird Capital Development received in proper form prior to the close of trading on the NYSE on the Valuation Date shall be accepted by Baird Capital Development. Redemption requests thereafter received by Baird Capital Development shall be deemed to be redemption requests for Portfolio Shares (assuming that the transactions contemplated by this Agreement have been consummated) to be distributed to BCD Shareholders under this Agreement.

            Section 2.5.      Delivery.
                              --------

          (a) Assets held by Baird Capital Development shall be delivered by Baird Capital Development to the Custodian on the Closing Date. No later than three (3) business days preceding the Closing Date Baird Capital Development shall instruct its custodian to make such delivery to the Custodian. Baird Capital Development shall further instruct its custodian that any trade made by Baird Capital Development during the three day period before the Closing Date shall settle at the Custodian. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof. Cash held by Baird Capital Development (other than cash held as part of the Excluded Assets) shall be delivered at the Effective Time and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of the Portfolio at the Custodian.

          (b) If, on the Closing Date, Baird Capital Development is unable to make delivery in the manner contemplated by Section 2.5(a) of securities held
                                               --------------
by Baird Capital Development for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Baird Capital Development, its broker or brokers, then, AIM Equity shall waive the delivery requirements of Section 2.5(a) with respect to said undelivered securities, if
                --------------
Baird Capital Development has delivered to the Custodian by or on the Closing Date and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow agreement and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by AIM Equity or the Custodian, including brokers' confirmation slips.

            Section 2.6.      Dissolution. As soon as reasonably practicable
                              -----------
after the Closing Date, Baird Capital Development shall pay or make provisions for all of its debts, liabilities and taxes and distribute all remaining assets to the BCD Shareholders, and Baird Capital Development shall be dissolved and deregistered under the Investment Company Act and under applicable state laws, provided that, in the event that the transactions contemplated herein are not approved by the BCD Shareholders, Baird Capital Development shall not be obligated to so dissolve and deregister.

            Section 2.7.      Issuance of AIM Equity Shares. At the Closing
                              -----------------------------
Date, Baird Capital Development shall instruct AIM Equity that the pro rata interest of each of BCD Shareholders of record as of the close of business on the Valuation Date, as certified by Baird Capital Development's transfer agent, in the Portfolio Shares be registered on the books of AIM Equity in full and fractional shares in the name of each BCD Shareholder, and AIM Equity agrees promptly to comply with said instruction. All issued and outstanding shares of Baird Capital Development's capital stock shall thereupon be canceled on the books of Baird Capital Development. AIM Equity shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. AIM Equity shall record on its books the ownership of the Portfolio Shares by BCD Shareholders and shall forward a confirmation of such ownership to the BCD Shareholders. No redemption or repurchase of such shares credited to former BCD Shareholders in respect of Baird Capital Development shares represented by unsurrendered stock certificates shall be permitted until such certificates have been surrendered to AIM Equity for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to AIM Equity.

            Section 2.8.      Investment Securities.
                              ---------------------

            (a) It is expressly understood that Baird Capital Development may hereafter sell any securities owned by it in the ordinary course of its business as a diversified, open-end, management investment company. Upon written request by AIM Equity, Baird Capital Development shall (i) prior to the Closing Date, dispose of equity securities held by it to assure that AIM Equity does not own ten percent (10%) or more of the outstanding voting securities of any issuer as a result of the Reorganization, or (ii) cooperate with and assist AIM Equity in preparing and filing on the Closing Date the notification and report form required by the Hart-Scott-Rodino Antitrust Improvements Act, in which case the Closing shall be delayed until the end of the waiting period prescribed by such act.

            (b) On or prior to the Valuation Date, Baird Capital Development shall deliver a list setting forth the securities it then owns together with the respective Federal income tax bases thereof. Baird Capital Development shall provide to AIM Equity on or before the Valuation Date, detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the partial sale of any security transferred to the Portfolio hereunder. Such records shall be made available by Baird Capital Development prior to the Valuation Date for inspection by the Treasurer (or his designee) or the auditors of AIM Equity upon reasonable request.

            2.9.  Liabilities and Expenses.  The Portfolio shall not assume any
                  ------------------------
liabilities of Baird Capital Development and Baird Capital Development shall use its reasonable best efforts to discharge all known liabilities, as far as may be possible, prior to the Closing Date.


                                 ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF BAIRD CAPITAL DEVELOPMENT

          Baird Capital Development represents and warrants to AIM Equity that:

          Section 3.1.   Incorporation: Qualification and Corporate Authority.
                         -----------------------------------------------------
Baird Capital Development has been duly incorporated and is validly existing and in active status under the laws of the State of Wisconsin with all requisite corporate power and authority to conduct its business as presently conducted.

          Section 3.2.   Registration and Regulation of Baird Capital
                         --------------------------------------------
Development.  Baird Capital Development is duly registered with the SEC as an
-----------
investment company under the Investment Company Act and all BCD Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by Baird Capital Development to revoke or rescind any such registration or qualification. Baird Capital Development is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. Baird Capital Development is in compliance in all material respects with the applicable investment policies and restrictions set forth in its registration statement currently in effect. The value of the net assets of Baird Capital Development is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Baird Capital Development and all purchases and redemptions of BCD Shares have been effected at the net asset value per share calculated in such manner.

          Section 3.3.   Financial Statements.  The books of account and related
                         --------------------
records of Baird Capital Development fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements dated September 30, 1995 of Baird Capital Development previously delivered to AIM Equity (the "BCD Financial Statements") present fairly in all material respects the financial position of Baird Capital Development as at the dates indicated and the results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

          Section 3.4.   No Material Adverse Changes; Contingent Liabilities.
                         ---------------------------------------------------

Since September 30, 1995, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Baird Capital Development or the status of Baird Capital Development as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Baird Capital Development or occurring in the ordinary course of business of Baird Capital Development. There are no contingent liabilities of Baird Capital Development not disclosed in the BCD Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

          Section 3.5.   BCD Shares; Liabilities.
                         -----------------------

          (a) The BCD Shares have been duly authorized and validly issued and are fully paid and non-assessable (except as provided in Wisconsin Business Corporation Law Section 180.0622(2)(b)).

          (b) There is no plan or intention by the shareholders of Baird Capital Development who own five percent (5%) or more of the BCD Shares, and to the knowledge of Baird Capital Development's management, the remaining BCD Shareholders have no present plan or intention of selling, exchanging, redeeming or otherwise disposing of a number of the Portfolio Shares received by them in connection with the Reorganization that would reduce the BCD Shareholders' ownership of Portfolio Shares to a number of shares having a value, as of the Closing Date, of less than fifty percent (50%) of the value of all of the formerly outstanding BCD Shares as of the same date. For purposes of this
Section 3.5, BCD Shares exchanged for cash or other property or exchanged for
-----------
cash in lieu of fractional shares of the Portfolio will be treated as outstanding BCD Shares on the date of the Reorganization. Moreover, BCD Shares and Portfolio Shares held by BCD Shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Reorganization will be considered in making this representation, except for BCD Shares or Portfolio Shares which have been, or will be, redeemed by Baird Capital Development or the Portfolio in the ordinary course of its business as an open-end, diversified management investment company (or a series thereof) under the Investment Company Act.

          (c) At the time of the Reorganization, Baird Capital Development shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire BCD Shares, except for the right of investors to acquire BCD Shares at net asset value in the normal course of its business as an open-end diversified management investment company operating under the Investment Company Act.

          (d) Throughout the five-year period ending on the Closing Date, Baird Capital Development will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner. In anticipation of the Reorganization, Baird Capital Development will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets being transferred to the Portfolio.

          (e) Baird Capital Development does not have, and has not had during the six (6) months prior to the date of this Agreement, any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

          Section 3.6.   Accountants.  Price Waterhouse, LLP, which has reported
                         -----------
upon BCD Financial Statements for the period ended September 30, 1995, are independent public accountants as required by the Securities Act and the Exchange Act.

          Section 3.7.   Binding Obligation.  This Agreement has been duly
                         ------------------
authorized, executed and delivered by Baird Capital Development and, assuming this Agreement has been duly executed and delivered by AIM Equity and approved by the BCD Shareholder, constitutes the legal, valid and binding obligation of Baird Capital Development, enforceable against Baird Capital Development in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

          Section 3.8.   No Breaches or Defaults. The execution and delivery of
                         ----------------------
this Agreement by Baird Capital Development and performance by Baird Capital Development of its obligations hereunder has been duly authorized by all necessary corporate action on the part of Baird Capital Development, other than BCD Shareholder approval, and (i) does not and, on the Closing Date, will not result in any violation of the articles of incorporation or by-laws of Baird Capital Development and (ii) does not and, will not on the Closing Date, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Baird Capital Development (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which Baird Capital Development is a party or by which it may be bound or to which any of its properties may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Baird Capital Development or any of its properties. Baird Capital Development is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


          Section 3.9.   Authorizations or Consents.  Other than those which
                         --------------------------
shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.6 of this
                                                   -----------
Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by Baird Capital Development in connection with the due execution and delivery by Baird Capital Development of this Agreement and the consummation by Baird Capital Development of the transactions contemplated hereby.

          Section 3.10.  Permits.  Baird Capital Development has in full force
                         -------
and effect all Federal, state, local and foreign governmental approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") necessary for it to conduct its business as presently conducted, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Baird Capital Development there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          Section 3.11.  No Actions, Suits or Proceedings.
                         --------------------------------

          (a) There is no pending action, litigation or proceeding, nor, to the knowledge of Baird Capital Development, has any litigation been overtly threatened in writing or orally, against Baird Capital Development before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

          (b) There are no legal, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of Baird Capital Development, threatened in writing or, if probable of assertion, orally against Baird Capital Development or affecting any property, asset, interest, or right of Baird Capital Development, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to the conduct of the business of Baird Capital Development affecting in any significant respect the conduct of its business. Baird Capital Development is not, and has not been, to the knowledge of Baird Capital Development, the target of any investigation by the SEC or any state securities administrator.

          Section 3.12.  Contracts.
                         ---------

          (a) Except for the contracts and agreements listed on Schedule
                                                                --------
3.12(a), Baird Capital Development is not a party to any material contract, debt
-------
arrangement, futures contract, plan, lease, franchise or permit of any kind or nature whatsoever.

          (b) Baird Capital Development is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business or operations receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of Baird Capital Development, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          Section 3.13.  Properties and Assets. Baird Capital Development has
                         --------------------
good and marketable title to all properties and assets reflected in BCD Financial Statements as owned by it, free and clear of all Liens except as described in the BCD Financial Statements.

          Section 3.14.  Ineligible Persons.  Except as previously disclosed to
                         ------------------
AIM Equity, neither Baird Capital Development nor any "Affiliated Person" of Baird Capital Development has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor has any Affiliated Person of Baird Capital Development been subject, or presently is subject, to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act, and, to Baird Capital Development's knowledge, there is no proceeding or investigation that is reasonably likely to become the basis for any such disqualification, denial, suspension or revocation.

          Section 3.15.  Rule 17e-1.  Baird Capital Development has duly adopted
                         ----------
procedures pursuant to Rule 17e-1 under the Investment Company Act, to the extent applicable, and Baird Capital Development currently complies and will comply with the requirements of Section 17(e) of the Investment Company Act and Rule 17e-1 thereunder, to the extent applicable.

          Section 3.16.  Taxes.
                         -----

          (a) Baird Capital Development has elected to be treated as a regulated investment company under Subchapter M of the Code. Baird Capital Development has qualified as such for each taxable year since inception and that has ended prior to the Closing Date and will have satisfied the requirements of
Section 851(b) of the Code for the period beginning on the first day of its current taxable year and ending on the Closing Date. In order to (i) insure continued qualification of Baird Capital Development as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Baird Capital Development arising by reason of undistributed investment company taxable income or net taxable gain, Baird Capital Development will declare to the BCD Shareholders of record on or prior to the Valuation Date a dividend or dividends that, together with all such previous dividends shall have the effect of distributing (A) all of its investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended September 30, 1995 and for the short taxable year beginning on October 1, 1995 and ending on the Closing Date and (B) all of its net capital gains realized in its taxable year ended September 30, 1995 and in such short taxable year (after reduction for any capital loss carryover).

          (b) Baird Capital Development has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the financial statements of Baird Capital Development for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Baird Capital Development, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Baird Capital Development is currently being or has been audited since September 30, 1990 with respect to income taxes (and since September 30, 1992 with respect to all other Taxes) by any Federal, state, local, or foreign Tax authority.

          (c) Baird Capital Development's fiscal year has not been changed for tax purposes since September 30, 1990.

          Section 3.17.  Benefit and Employment Obligations.  Baird Capital
                         ----------------------------------
Development has no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and has no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

          Section 3.18.  Brokers.  No broker, finder or similar intermediary has
                         -------
acted for or on behalf of Baird Capital Development in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Baird Capital Development or any action taken by it.

          Section 3.19.  Voting Requirements; Dissenter's Rights.  The
                         ---------------------------------------
affirmative votes of a majority of the holders of the outstanding BCD Shares (the "Required BCD Shareholder Vote") are the only votes of the holders of any class or series of Baird Capital Development's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement. The BCD Shareholders may not exercise dissenter's rights granted under the Wisconsin Business Corporation Law with respect to the Reorganization.

          Section 3.20.  State Takeover Statutes.  No state takeover statute or
                         -----------------------
similar Statute or regulation applies or purports to apply to the Reorganization, this Agreement or any of the transactions contemplated by this Agreement.

          Section 3.21.  Books and Records.  The books and records of Baird
                         -----------------
Capital Development reflecting, among other things, the purchase and sale of BCD Shares by BCD Shareholders, the number of issued and outstanding shares owned by each BCD Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

          Section 3.22.  Prospectus.  The current prospectus and statement of
                         ----------
additional information for Baird Capital Development as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that no representation or warranty is made with respect to written information provided by AIM Equity for inclusion in the prospectus or statement of additional information of Baird Capital Development, or any supplement thereto.


                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF AIM EQUITY

          AIM Equity represents and warrants to Baird Capital Development as follows:

          Section 4.1.   Incorporation: Qualification and Corporate Authority.
                         ----------------------------------------------------
AIM Equity has been duly incorporated and is validly existing and in good standing under the laws of Maryland, with all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

          Section 4.2.   Binding Obligation.  This Agreement has been duly
                         ------------------
authorized, executed and delivered by AIM Equity and, assuming this Agreement has been duly executed and delivered by Baird Capital Development, constitutes the legal, valid and binding obligation of AIM Equity, enforceable against AIM Equity in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

          Section 4.3.   No Breaches or Defaults.  The execution and delivery of
                         ------------------------
this Agreement by AIM Equity and performance by AIM Equity of its obligations hereunder have been duly authorized by all necessary corporate action on the part of AIM Equity and (i) do not, and on the Closing Date will not, result in any violation of the charter or by-laws of AIM Equity and (ii) does not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of the Portfolio (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to adversely affect the consummation of the Reorganization) under (A) any indenture, mortgage or loan or any other material agreement or instrument to which AIM Equity is a party or by which it may be bound which relates to the Portfolio or to which any properties of the Portfolio may be subject; (B)any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AIM Equity or any of the Portfolio's properties.

          Section 4.4.   Authorizations or Consents.  Other than those which
                         --------------------------
shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AIM Equity in connection with the due execution and delivery by AIM Equity of this Agreement and the consummation by AIM Equity of the transactions contemplated hereby.

          Section 4.5.   Permits.  AIM Equity has in full force and effect all
                         -------
Permits necessary for it to conduct its business as presently conducted as it relates to the Portfolio, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AIM Equity there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          Section 4.6.   No Actions, Suits or Proceedings.
                         --------------------------------

          (a) There is no pending action, suit or proceeding, nor, to the knowledge of AIM Equity, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AIM Equity before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

          (b) There are no legal, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AIM Equity, threatened in writing or, if probable of assertion, orally against AIM Equity or affecting any property, asset, interest, or right of the Portfolio, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AIM Equity's conduct of the business of the Portfolio affecting in any significant respect the conduct of such business. AIM Equity is not, and has not been, to the knowledge of AIM Equity, the target of any investigation by the SEC or any state securities administrator.


          Section 4.7.   Ineligible Persons.  Neither AIM Equity nor any
                         ------------------
"Affiliated Person" of AIM Equity has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor has any affiliated person of AIM Equity been subject, or presently is subject, to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act, and, to AIM Equity's knowledge, there is no proceeding or investigation that is reasonably likely to become the basis for any such disqualification, denial, suspension or revocation.

          Section 4.8.   Brokers.  No broker, finder or similar intermediary has
                         -------
acted for or on behalf of AIM Equity in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AIM Equity or any action taken by AIM Equity.

          Section 4.9.   Registration and Regulation.  AIM Equity is registered
                         ---------------------------
with the SEC under the Investment Company Act as an open-end, management, series, investment company and the Portfolio has elected to qualify as a regulated investment company under Section 851 of the Code. On the Closing Date the Portfolio will be in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. On the Closing Date the Portfolio will be in compliance in all material respects with the applicable investment policies and restrictions set forth in its registration statement currently in effect. After the Closing Date the value of the net assets of the Portfolio will be determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act.

          Section 4.10.  Registration of Portfolio Shares.
                         --------------------------------

          (a) The authorized capital stock of AIM Equity consists of 7,000,000,000 shares with a par value of $0.001 each.

          (b)  The Portfolio Shares of AIM Equity to be issued pursuant to
Section 2.7 shall on the Closing Date be duly registered under the Securities
-----------

Act by a Registration Statement on Form N-14 of AIM Equity then in effect.

          (c)  The Portfolio Shares to be issued pursuant to Section 2.7 are
                                                             -----------
duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform in all substantial respects to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of the Reorganization, the Portfolio shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Portfolio Shares, except for the right of investors to acquire Portfolio Shares at the public offering price in the normal course of its business as an open-end diversified management investment company operating under the Investment Company Act.

          (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus") which forms a part of AIM Equity's Registration Statement on Form N-14 shall be furnished to Baird Capital Development and BCD Shareholders entitled to vote at the BCD Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of the Portfolio, when they become effective, shall conform in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by Baird Capital Development for inclusion in the Combined Prospectus/Proxy Statement.

          (e) The Portfolio Shares which AIM Equity intends to offer for sale to the public after the Closing Date shall be duly registered under the Securities Act by the AEF Registration Statement then in effect.

          Section 4.11.  Representations Concerning the Reorganization.
                         ---------------------------------------------

          (a) AIM Equity has no plan or intention to reacquire any of the Portfolio Shares issued in the Reorganization, except to the extent that the Portfolio is required by the Investment Company Act to redeem any of its shares presented for redemption.

          (b) The Portfolio has no plan or intention to sell or otherwise dispose of any of the assets of Baird Capital Development acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

          (c) Following the Reorganization, the Portfolio will continue the "historic business" of Baird Capital Development (within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code) or use a significant portion of Baird Capital Development's historic assets in a business.

          (d) Upon consummation of the Reorganization, the investment portfolios of AIM Equity, in the aggregate, will not own ten percent of more of the voting securities any issuer.

          Section 4.12.  Prospectus.  The prospectus and statement of additional
                         ----------
information for Baird Capital Development that will become effective on the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that no representation or warranty is made with respect to written information provided by Baird Capital Development for inclusion in such prospectus or statement of additional information, or any supplement thereto.


                                  ARTICLE V

                                  COVENANTS

          Section 5.1.   Conduct of Business.
                         -------------------

          (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article VII), Baird Capital Development shall conduct its businesses only in
   -----------
the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct its businesses in the ordinary course in all material respects. Without limiting the generality of the foregoing, Baird Capital Development shall not do any of the following without the prior written consent of AIM Equity, which consent shall not be unreasonably withheld:

             (i) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

            (ii) amend its articles of incorporation or by-laws;

           (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or any assets that are material, individually or in the aggregate, to Baird Capital Development taken as a whole, except purchases of assets in the ordinary course of business consistent with past practice, and except as permitted under Sections 5.9 and 5.10;
                     ------------     ----

            (iv) sell, lease or otherwise dispose of any of its material properties or assets, or mortgage or otherwise encumber or subject to any Lien any of its material properties or assets, other than in the ordinary course of business;

             (v) incur any indebtedness for borrowed money or guarantee any indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Baird Capital Development, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing;

            (vi) settle or compromise any income tax liability or make any material tax election;

           (vii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business;

          (viii) change its methods of accounting, except as required by changes in generally accepted accounting principles as concurred in by its independent auditors, or change its fiscal year;

            (ix) make or agree to make any material severance, termination, indemnification or similar payments except pursuant to existing agreements; or

             (x) adopt any Benefit Plan.

          (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article VII), AIM Equity shall conduct the business of the Portfolio only in
   -----------
the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of the Portfolio in the ordinary course in all material respects.

          Section 5.2.   Confidentiality and Announcements.
                         ---------------------------------

          (a) As used herein, "Confidential Information" means all information, whether oral, written or otherwise (including any information furnished prior to the execution of this Agreement), furnished to AIM Equity, or its directors, officers, partners, affiliates, employees, agents, advisors or representatives (collectively "representatives") by Baird Capital Development or its representatives relating to Baird Capital Development, and all reports, analyses, compilations, studies and other materials prepared by AIM Equity or its representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing, reflecting or based upon, in whole or in part, any such information or reflecting its review or view of, or interest in, Baird Capital Development, a possible transaction with Baird Capital Development or the Confidential Information. The term "Confidential Information" does not include information which (i) is or becomes generally available to the public other than as a result of disclosure by AIM Equity, its representatives or anyone to whom AIM Equity or its representatives transmits any Confidential Information, in breach of this Agreement or (ii) is or becomes known or available to AIM Equity on a non-confidential basis from a source (other than Baird Capital Development, or its representatives) who, insofar as is known to AIM Equity after due inquiry, is not prohibited from transmitting the information to AIM Equity or its representatives by a contractual, legal, fiduciary or other obligation.

               (b)  Subject to Section 5.2(c) below, AIM Equity and its
                               --------------
representatives shall keep the Confidential Information confidential and shall not, without prior written consent of Baird Capital Development disclose, in whole or in part, and will not use, Confidential Information, directly or indirectly, for any purpose other than in connection with evaluating the transaction contemplated by this Agreement. Moreover, AIM Equity shall transmit Confidential Information to its representatives only if and to the extent that such representatives need to know the Confidential Information for the purpose of evaluating such transaction and, prior to being furnished any Confidential Information, are informed by AIM Equity of the confidential nature of the Confidential Information, are provided with a copy of the provisions of this
Section 5.2 and agree to be bound hereby.  In any event, AIM Equity shall be
-----------
responsible for any actions by its representatives which are not in accordance with the provisions hereof. AIM Equity agrees that neither AIM Equity nor its representatives will make inquires of, or conduct any discussions with, any representative of Baird Capital Development or regarding the Confidential Information other than with the permission of Marcus C. Low, Jr., Ronald J. Kruszewski or Glen F. Hackmann.

               (c) In the event that AIM Equity, its representatives or anyone to whom AIM Equity or its representatives supply the Confidential Information are requested or required to disclose any Confidential Information, AIM Equity agrees (i) to immediately notify Baird Capital Development of the existence, terms and circumstances surrounding such a request, (ii) to consult with Baird Capital Development on the advisability of taking legally available steps to resist or narrow the Confidential Information which, in the opinion of its counsel, AIM Equity is legally compelled to disclose and (iii) to cooperate with any action by Baird Capital Development or to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information; provided, however, that this Section 5.2(c) shall
                                                           --------------
not prohibit AIM Equity or its representatives from disclosing Confidential Information that consists of its or their own work product to persons that have a need to know such information in the ordinary course of business.

               (d)  Upon termination of this Agreement pursuant to Article VII,
                                                                   -----------
and promptly upon request from Baird Capital Development thereafter, AIM Equity shall redeliver to Baird Capital Development or destroy all tangible Confidential Information and any other tangible material containing, prepared on the basis of, or reflecting any information in the Confidential Information (whether prepared by Baird Capital Development, its advisors or otherwise), and neither AIM Equity nor its representatives will retain any copies, extracts or other reproductions in whole or in part of such tangible material. For purposes of this Agreement, "tangible" Confidential Information shall include, without limitation, information contained in printed, magnetic or other tangible media, or in information storage and retrieval systems. At the request of Baird Capital Development, compliance with the foregoing shall be certified in writing to Baird Capital Development by an authorized officer supervising the same.

               (e)  Notwithstanding the other provisions of this Section 5.2,
                                                                 -----------
promptly following execution and delivery of this Agreement, Baird Capital Development and AIM Equity shall agree upon and release a mutually acceptable press release and Baird Capital Development shall give any and all notices required to be given by law. Except as described in the preceding sentence and as required by law, prior to the Closing Date, none of Baird Capital Development, AIM Equity or the parent or any affiliate of either will issue any press release or make any other public statement with respect to this Agreement, without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

               (f)  The provisions of this Section 5.2 shall terminate on the
                                           -----------
closing of the Reorganization.

          Section 5.3.   Expenses.  Baird Capital Development and AIM Equity
                         --------
shall each bear their respective direct and indirect expenses incurred in connection with this Agreement, the Reorganization and the other transactions contemplated hereby.

          Section 5.4.   Further Assurances.  Each of the parties hereto shall
                         ------------------
execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

          Section 5.5.   Notice of Events.  AIM Equity shall give prompt notice
                         ----------------
to Baird Capital Development, and Baird Capital Development shall give prompt notice to AIM Equity, of (i) the occurrence or nonoccurrence of any event of which to the knowledge of AIM Equity or to the knowledge of Baird Capital Development, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (x) in the case of AIM Equity, Sections
                                                                     --------
6.1 and 6.2 or (y) in the case of Baird Capital Development, Sections 6.2 and
---     ---                                                  ------------
6.3, not being satisfied so as to permit the consummation of the Reorganization
---
and (ii) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.5
------------------                                                  -----------
shall not limit or otherwise affect the remedies available hereunder to any party.

          Section 5.6.   Access to Information.
                         ---------------------

          (a) Baird Capital Development will, during regular business hours and on reasonable prior notice, allow AIM Equity and its authorized representatives reasonable access to employees, books and records of Baird Capital Development; provided, however, that any such access shall not significantly interfere with
------------------
the business or operations of Baird Capital Development.

          (b) Any information made available to or obtained by AIM Equity or its authorized representatives pursuant to subsection (a) above, or otherwise in connection with this Agreement, shall be subject to the confidentiality provisions described in Section 5.2 above.
                        -----------

          (c) AIM Equity will, during regular business hours and on reasonable prior notice, allow Baird Capital Development and its authorized representatives reasonable access to the books and records of AIM Equity pertaining to the assets of the Portfolio and to employees of AIM Equity with knowledge thereof, provided, however, that any such access shall not significantly interfere with
------------------
the business or operations of AIM Equity.

          Section 5.7.   Consents, Approvals and Filings.  Each of Baird Capital
                         -------------------------------
Development and AIM Equity shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of Baird Capital Development and AIM Equity shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of Baird Capital Development and AIM Equity shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

          Section 5.8.   Submission of Agreement to Shareholders.  Baird Capital
                         ---------------------------------------
Development shall take all action necessary in accordance with applicable law and its articles of incorporation and by-laws to convene the BCD Shareholders Meeting. Baird Capital Development shall, through its Board of Directors, recommend to the BCD Shareholders approval of this Agreement and the other transactions contemplated by this Agreement, except to the extent provided in
Section 5.10 hereof.  Baird Capital Development shall use its reasonable best
------------
efforts to hold the BCD Shareholders Meeting as soon as practicable after the date hereof.

          Section 5.9.   Acquisition Proposals.  Baird Capital Development shall
                         ---------------------
not, nor shall it authorize any officer, director or employee of, or any investment banker, attorney or other advisor or representative of Baird Capital Development to, directly or indirectly (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, and Baird Capital Development shall promptly terminate any such discussions with any Person that has expressed or expresses an interest in acquiring Baird Capital Development or negotiations pending at the date of this Agreement provided, however, Baird Capital Development or any officer, director
          ------------------
or employee of, or any investment banker, attorney or other adviser or representative of Baird Capital Development may, following the receipt of an Acquisition Proposal that the Board of Directors of Baird Capital Development determines in good faith, after consultation with outside counsel, would permit the Board of Directors to take any of the actions referred to in Section 5.10,
                                                                 ------------
participate in negotiations regarding such Acquisition Proposal. Baird Capital Development shall promptly notify AIM Equity, orally and in writing, of the receipt by it after the date hereof of any Acquisition Proposal or any inquiry from a potential acquiror of Baird Capital Development which could reasonably be expected to lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry and the identity of the Person making any such Acquisition Proposal or inquiry, except to the extent Baird Capital Development's Board of Directors concludes, after consultation with outside counsel, that the disclosure of any such information would be a breach of a duty of confidentiality imposed on Baird Capital Development with respect to such information. Subject to the foregoing, Baird Capital Development shall keep AIM Equity informed of the status and details of any such Acquisition Proposal or inquiry.

          Section 5.10.  Fiduciary Duties.  The Board of Directors of Baird
                         ----------------
Capital Development shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to AIM Equity, its approval or recommendation of this Agreement or the Reorganization, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) authorize Baird Capital Development to enter into any agreement with respect to any Acquisition Proposal, unless Baird Capital Development receives an Acquisition Proposal and
          ------
the Board of Directors of Baird Capital Development determines in good faith, after consultation with outside counsel, that in order to comply with its fiduciary duties to the shareholders of Baird Capital Development under applicable law, the Board of Directors of Baird Capital Development should withdraw or modify its approval or recommendation of this Agreement or the Reorganization, approve, recommend or enter into negotiations concerning such Acquisition Proposal, or authorize Baird Capital Development to enter into an agreement with respect to such Acquisition Proposal or terminate this Agreement.
 Nothing contained in this Section 5.10 shall prohibit Baird Capital Development
                           ------------
from making any disclosure to the BCD Shareholders which, in the good faith and reasonable judgment of the Board of Directors of Baird Capital Development based on the advice of outside counsel, is required under applicable law. Notwithstanding any provision of this Agreement to the contrary, any action by the Board of Directors of Baird Capital Development permitted by this Section
                                                                      -------
5.10 shall not constitute a breach of this Agreement by Baird Capital
----
Development.

          Section 5.11.  Section 15(f) of the 1940 Act.
                         -----------------------------

          (a) Each of AIM Equity and Baird Capital Development shall use its reasonable best efforts to assure compliance with the conditions of
Section 15(f) of the Investment Company Act as it applies to the transactions contemplated by this Agreement.

          (a) AIM Equity shall for a period of not less than three years after the Closing Date, use its reasonable best efforts to assure that no more than 25% of the members of the board of directors AIM Equity shall be "interested persons" (as defined in the Investment Company Act) of the investment adviser of Baird Capital Development or any entity that served as investment advisor to Baird Capital Development or any Person that before or after the Closing Date was or is an Affiliated Person of any of the foregoing. Without limiting the generality of the foregoing, AIM Equity will not take, recommend or endorse any action that would cause more than 25% of the number of members of its board of directors to be such "interested persons."

          (b) AIM Equity represents and warrants that there is no express or implied understanding, arrangement or intention on its part to impose an "unfair burden" within the meaning of Section 15(f) of the Investment Company Act on the Portfolio as a result of the transactions contemplated hereby, and that for a period of not less than two years after the Closing Date, it shall not take or recommend any act that would constitute an "unfair burden" on the Portfolio.

          Section 5.12.  Sales Charges. Baird Capital Development shall deliver
                         -------------
to AIM Equity on the Closing Date a certificate showing (a) the Remaining Amount and Balance for Interest relating to Asset Based Sales Charges, as such terms are used in NASD Notice to Members 93-12 at page 56, and (b) the total sales charges, and the components thereof, paid by Baird Capital Development shareholders, collected by Baird Capital Development or paid by Baird Capital Development in connection with sales of its shares since July 1, 1993.


                                  ARTICLE VI
                  CONDITIONS PRECEDENT TO THE REORGANIZATION

          Section 6.1.   Conditions Precedent of AIM Equity.  The obligation of
                         ----------------------------------
AIM Equity to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AIM Equity.

          (a) The representations and warranties of Baird Capital Development set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

          (b) Baird Capital Development shall have complied with and satisfied in all material respects all agreements and all conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

          (c) AIM Equity shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of Baird Capital Development on behalf of Baird Capital Development, in such individual's capacity as an officer of Baird Capital Development and not as an individual, to the effect that the conditions specified in Section 6.1(a) and (b) have been
                                            ----------------------
satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of Baird Capital Development certifying as to the accuracy and completeness of the attached articles of incorporation and by-laws, and resolutions, consents and authorizations with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

          (d) AIM Equity shall have received the signed opinion of Quarles & Brady, counsel to Baird Capital Development, or other counsel reasonably acceptable to AIM Equity, in form and substance reasonably acceptable to counsel for AIM Equity, as to the matters set forth in Schedule 6.1(d).
                                               ---------------

          Section 6.2.   Mutual Conditions.  The obligation of Baird Capital
                         -----------------
Development and AIM Equity to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more may be waived in writing by Fund and AIM Equity, but only if and to the extent that such waiver is mutual.

          (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by Baird Capital Development and AIM Equity shall have been made or obtained, as the case may be; provided, however, that
                                                      ------------------
such consents, approvals, permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (b) This Agreement, the Reorganization and related corporate matters shall have been approved and adopted at the BCD Shareholders Meeting by the shareholders of Baird Capital Development on the record date by the Required BCD Shareholder Vote.

          (c) The assets of Baird Capital Development to be acquired by the Portfolio shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Baird Capital Development immediately prior to the Reorganization. For these purposes, assets used by Baird Capital Development to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course Baird Capital Development's business as an open-end diversified management investment company) after the date of this Agreement shall be included as assets of Baird Capital Development immediately prior to the Reorganization.

          (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use
------------------
reasonable efforts to have any such order or injunction vacated.

          (e) The Registration Statement on Form N-14 filed by AIM Equity with respect to the Portfolio Shares to be issued to BCD Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

          (f) A post-effective amendment to the AEF Registration Statement filed by AIM Equity to register Portfolio Shares to be offered to the public shall have become effective under the Securities Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

          (g) Baird Capital Development and AIM Equity shall have received on or before the Closing Date an opinion of Ballard Spahr Andrews and Ingersoll in form, scope and substance satisfactory to Baird Capital Development and AIM Equity, set forth on Schedule 6.2(g).
                     ---------------

          (h) The transactions contemplated by that certain Agreement and Plan of Reorganization dated December 20, 1995, between Baird Blue Chip Fund, Inc. and AIM Equity acting on behalf of AIM Blue Chip Fund, and that certain Agreement and Plan of Reorganization dated December 20, 1995 between The Baird Funds, Inc., acting on behalf of Baird Quality Bond Fund, and AIM Funds Group, acting on behalf of AIM Income Fund, shall be consummated on the Closing Date.

          (i)  The dividend or dividends described in the last sentence of
Section 3.16(b) shall have been declared.

          (j) A I M Advisors, Inc. ("AIM") shall have executed and delivered to Baird Capital Development a certificate to the effect that:

               (i) its balance sheet as of December 31, 1994 has been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly reflects the financial condition of AIM as of the date indicated; since December 31, 1994 there has not been any change in AIM's financial condition, assets, liabilities or business that would have a material adverse effect upon its ability to provide investment advisory services to the Portfolio and the other funds advised by AIM (the "AIM Funds").

               (ii) AIM is, and on the Closing Date shall be, registered as an investment adviser under the Investment Advisers Act and, registered as an investment adviser in all states where it is required to be a so registered.

               (iii) AIM is in compliance in all material respects with all laws, rules and regulations applicable to its business of providing investment advisory services to the Portfolio and the AIM Funds, including, without limitation, federal and state securities laws.

               (iv) Neither AIM nor any affiliated person of AIM is ineligible to serve an employee, officer, director, member of an advisory board, investment adviser, depositor or principal underwriter of any investment company registered under the Investment Company Act by reason of any conviction of a felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, and is not subject to any order issued by the SEC under Section 9(b) of the Investment Company Act. To the best of AIM's knowledge, no facts exist with respect to AIM, or any Affiliated Person of AIM, which would form a basis for any such conviction or the issuance of any such order, judgment or decree.

               (v) No litigation, proceeding or governmental investigation or inquiry is pending or, to the best of AIM's knowledge, threatened, against AIM that, if determined against AIM would be reasonably likely to have a material adverse effect on the Portfolio or a material adverse effect on AIM's ability to provide investment advisory services to the Portfolio or any of the AIM Funds.

          (k) The transactions contemplated by that certain Acquisition Agreement dated December 20, 1995 between Robert W. Baird & Co. Incorporated and A I M Advisors, Inc. shall be consummated on the Closing Date.

          Section 6.3.   Conditions Precedent of Baird Capital Development.  The
                         -------------------------------------------------
obligation of Baird Capital Development to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Baird Capital Development.

          (a) The representations and warranties of AIM Equity on behalf of the Portfolio set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

          (b) AIM Equity shall have complied with and satisfied in all material respects all agreements and all conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

          (c)  Baird Capital Development shall have received on the Closing Date
(i) a certificate, dated as of the Closing Date, from an officer of AIM Equity, in such individual's capacity as an officer of AIM Equity and not as an individual, to the effect that the conditions specified in Section 6.3(a) and
                                                           ------------------
(b) have been satisfied and (ii) a certificate, dated as of the Closing Date, of
---
AIM Equity, certifying as to the accuracy and completeness of the attached articles of incorporation and by-laws, and resolutions, consents and authorizations with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

          (d) Baird Capital Development shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, counsel to AIM Equity, or other counsel reasonably acceptable to Baird Capital Development, in form and substance reasonably acceptable to special counsel for Baird Capital Development, as to the matters set forth on Schedule 6.3(d).
                         ---------------



                                 ARTICLE VII
                           TERMINATION OF AGREEMENT

            Section 7.1.      Termination.
                              -----------

            (a) This Agreement may be terminated on or prior to the Closing Date as follows:

            (i) by mutual written consent of Baird Capital Development and AIM Equity; and

            (ii)  at the election of Baird Capital Development or AIM Equity:

                  (A)   if the Closing Date shall not be on or before June 30,
                    1996, or such later date as the parties hereto may agree upon, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                  (B)   if, upon a vote at BCD Shareholders Meeting or any
                    adjournment thereof, the Required BCD Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or
                                                              -----------
                  (C)   if any Governmental Authority shall have issued an
                    order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable; or

            (iii) by Baird Capital Development in the event Baird Capital Development receives an Acquisition Proposal and the Board of Directors of Baird Capital Development determines in good faith, after consultation with outside counsel, that, in order to comply with its fiduciary duties to the stockholders of Baird Capital Development under applicable law, the Board of Directors of Baird Capital Development should authorize Baird Capital Development to terminate this Agreement; or

            (iv) by AIM Equity 45 days following the date on which Baird Capital Development first actively participates in any discussions on negotiations regarding, or furnishes to any Person any confidential information with respect to, any Acquisition Proposal, unless prior to the expiration of such 45 day period Baird Capital Development notifies AIM Equity that such Acquisition Proposal has been rejected and any such negotiations have been terminated.

            (b) The termination of this Agreement shall be effectuated by the delivery by the terminating party to the other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 7.2.
                                                       -----------


            Section 7.2.      Survival After Termination.  If this Agreement is
                              --------------------------
terminated in accordance with Section 7.1 hereof and the transactions
                              -----------
contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, except for the provisions of Section 5.2 and
                                                          -----------
Section 5.3.
-----------


                                 ARTICLE VIII
                                MISCELLANEOUS

          Section 8.1.   Nonsurvival of Representations and Warranties.  Except
                         ---------------------------------------------

as set forth below, none of the representations, warranties or covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing Date and no party shall, therefore, have any recourse therefor against any other party in connection therewith. This Section
                                                                         -------
8.1 shall not limit any covenant or agreement of the parties which by its terms
---
contemplates performance after the Closing Date.

          Section 8.2.   Law Governing.  This Agreement shall be construed and
                         -------------
interpreted according to the laws of the State of Maryland applicable to contracts made and to be performed wholly within such state.

          Section 8.3.   Binding Effect, Persons Benefiting, No Assignment.
                         -------------------------------------------------
This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

          Section 8.4.   Obligation of AIM Equity Portfolio. Baird Capital
                         ----------------------------------
Development and AIM Equity hereby acknowledge and agree that the Portfolio is a separate investment portfolio of AIM Equity, that AIM Equity is executing this Agreement on behalf of the Portfolio, and that any amounts payable by AIM Equity under or in connection with this Agreement shall be payable solely from the revenues and assets of the Portfolio.

          Section 8.5.   Amendments. This Agreement may not be amended, altered
                         ----------
or modified except by a written instrument executed by Baird Capital Development and AIM Equity.

          Section 8.6.   Enforcement.  The parties agree irreparable damage
                         -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

          Section 8.7.   Interpretation.  When a reference is made in this
                         --------------
Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Each representation and warranty contained in Article III or IV
                                                            -----------    --
that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

          Section 8.8.   Counterparts.  This Agreement may be executed in
                         ------------
counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

          Section 8.9.   Entire Agreement; Schedules.  This Agreement, including
                         ---------------------------
the Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

          Section 8.10.  Notices.  All notices, requests, demands and other
                         -------
communications hereunder shall be in writing and shall he deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

          (a)  If to AIM Equity:

               AIM Equity Funds, Inc.
               11 Greenway Plaza, Suite 1919
               Houston, Texas  77046-1173
               Attn:  Carol F. Relihan, Esq.
               Fax: (713) 993-9185

               with a copy to:

               Ballard Spahr Andrews & Ingersoll
               1735 Market Street, 51st Floor
               Philadelphia, Pennsylvania  19103-7599
               Attn:  William H. Rheiner, Esq.
               Fax:  (215) 864-8999

          (b)  If to Baird Capital Development:

               Baird Capital Development Fund, Inc.
               777 Wisconsin Avenue
               Milwaukee, Wisconsin  53202
               Attn:  Glen F. Hackmann, Esq.
               Fax:  (414) 765-3662

               with a copy to:

               Quarles & Brady
               411 East Wisconsin Avenue
               Milwaukee, Wisconsin 53202
               Attn:  Conrad G. Goodkind, Esq.
               Fax:  (414) 271-3552



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                    BAIRD CAPITAL DEVELOPMENT FUND, INC.


                    By:  /s/ M.C. LOW, JR.


                    AIM EQUITY FUNDS, INC., acting
                    on behalf of AIM Capital Development Fund


                    By:  /s/ ROBERT H. GRAHAM




                               Schedule 3.12(a)



                       LIST OF CONTRACTS AND AGREEMENTS


            1. Investment Advisory Agreement dated June 25, 1984 between
               Baird Growth Settlement Fund, Inc. (now named Baird Capital Development Fund, Inc.) ("BCD Fund") and Fiduciary Management, Inc. ("FMI").

            2. Amendment to Investment Advisory Agreement Dated June 21, 1986
               between BCD Fund and FMI.

            3. Sub-Advisory Agreement dated December 12, 1986 between BCD
               Fund and Robert W. Baird & Co. Incorporated ("Baird").

            4. Administration Agreement dated December 19, 1988 between BCD
               Fund and Baird.

            5. Amended and Restated Distribution Plan of BCD Fund.

            6. Distribution Agreement dated June 21, 1986 between BCD Fund and Baird.

            7. Distribution Assistance Agreement dated June 21, 1986 between
               BCD Fund and Baird.


            8. Custodian Agreement dated June 25, 1984 between BCD Fund and
               First Wisconsin Trust Company (now named Firstar Trust Company) ("Firstar").

            9. Amendment to Custodian Agreement dated June 21, 1986 between
               BCD Fund and Firstar.

            10.Transfer Agent Agreement dated July 20, 1990 between BCD Fund and Firstar.

            11.License Agreement dated March 31, 1987 between BCD Fund and
               Baird.

            12.Agreement dated September 14, 1994, as amended, among the BCD
               Fund, The Baird Funds, Inc. and Baird Blue Chip Fund, Inc. regarding allocation of fidelity bond coverage, pursuant to Rule 17g-1(f) under the Investment Company Act of 1940.

            13.$1,600,000 Fidelity Bond issued by Reliance Insurance Company.

            14.Articles of Incorporation of BCD Fund.

            15.Bylaws of BCD Fund.

            16.Order under Section 6(c) of the Investment Company Act of
               1940, dated February 27, 1991, granting an exemption from Sections 2(a)(32), 2(a)(35), 22(c) and 22(d) of the Act and Rule 22c-1 thereunder.


                               Schedule 6.1(d)


               OPINION OF COUNSEL TO BAIRD CAPITAL DEVELOPMENT


            1.Baird Capital Development is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

            2.Baird Capital Development is an open-end management investment company registered under the Investment Company Act of 1940.

            3.The execution, delivery and performance of the Agreement by Baird
              Capital Development have been duly authorized and approved by all requisite corporate action on the part of Baird Capital Development. The Agreement has been duly executed and delivered by Baird Capital Development and constitutes the valid and binding obligation of Baird Capital Development.

            4.The BCD Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable (subject to Wisconsin Business Corporation Law Section 180.0622(2)(b)).

            5.Baird Capital Development is not required to submit any notice, report or other filing with or obtain any authorization consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.

            We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for Baird Capital Development or who has devoted substantive attention on behalf of Baird Capital Development during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against Baird Capital Development (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.


                               Schedule 6.2(g)

                                Tax Opinions.
                                -------------

                (i) The transfer of the assets of Baird Capital Development to the Portfolio in exchange for the Portfolio Shares distributed directly to the BCD Shareholders, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that Baird Capital Development and AIM Equity will each be a "party to a reorganization" within the meaning of 368(b) of the Code.

               (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Baird Capital Development as a result of such transaction.

              (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by the Portfolio upon the receipt of assets of Baird Capital Development in exchange for Portfolio Shares issued directly to the BCD Shareholders

               (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by BCD Shareholders on issuance by AIM Equity of Portfolio Shares in exchange for their BCD Shares.

                (v) In accordance with Section 362(b) of the Code, the basis to the Portfolio of the assets of Baird Capital Development transferred to it will be the same as the basis of such assets in the hands of Baird Capital Development immediately prior to the exchange.


               (vi) In accordance with Section 358(a) of the Code, a BCD Shareholder's basis for Portfolio Shares issued to such BCD Shareholder pursuant to Section 2.7 of the Agreement ("Issued Shares") will be the same
                 -----------
     as his basis for BCD Shares.

              (vii) In accordance with Section 1223(1) of the Code, a BCD Shareholder's holding period for Portfolio Shares will be determined by including said BCD Shareholder's holding period for BCD Shares exchanged therefor, provided that BCD Shareholder held such BCD Shares as a capital asset.

             (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Baird Capital Development transferred to the Portfolio will include the holding period for such assets in the hands of Baird Capital Development.

               (ix) In accordance with Section 381(a)(2) of the Code, the Portfolio will succeed to and take into account the items of Baird Capital Development described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Internal Revenue Service regulations thereunder.


                               Schedule 6.3(d)


                       OPINION OF COUNSEL TO AIM EQUITY


            1.AIM Equity is a corporation duly incorporated and validly existing under the laws of the State of Maryland.

            2.AIM Equity is an open-end, management investment company registered under the Investment Company Act of 1940.

            3.The execution, delivery and performance of the Agreement by AIM
              Equity have been duly authorized and approved by all requisite corporate action on the part of AIM Equity. The Agreement has been duly executed and delivered by AIM Equity and constitutes the valid and binding obligation of the Portfolio.

            4.The Portfolio Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

            5.AIM Equity is not required to submit any notice, report or other filing with or obtain any authorization consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.


            We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for AIM Equity or who has devoted substantive attention on behalf of AIM Equity during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against the Portfolio (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.